UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 11, 2010

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, Virginia 20170	20170
(Address of Principal Executive Offices)	(Zip Code)

703 456-4100
 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignations of William M. Freeman and Jill Thoerle from the Board of Directors

On February 18, 2010, Arbinet Corporation (“Arbinet” or the “Company”) issued a press release announcing, among other matters, that William M. Freeman and Jill Thoerle, members of the Company’s Board of Directors (the “Board”), resigned from the Board, effective as of February 11, 2010 and February 12, 2010, respectively.  Neither Mr. Freeman’s nor Ms. Thoerle’s decision to resign was the result of a disagreement with the Company on any matter related to its operations, policies or practices.  The Company also announced in the press release that the size of the Board has been reduced from nine members to seven members.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

99.1	Press Release of Arbinet Corporation, dated February 18, 2010.*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET CORPORATION

By:	/s/ Christie Hill
Christie Hill
General Counsel and Secretary

Date:  February 18, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of Arbinet Corporation, dated February 18, 2010.*

* Filed herewith